Exhibit 99.2


PROSPECTUS SUPPLEMENT
(To Prospectus dated January 29, 2002)               REGISTRATION NO.  333-36480


                          [Regional Bank HOLDRS Logo]


                        1,000,000,000 Depositary Receipts
                         Regional Bank HOLDRS(SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated January 29, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by Regional Bank HOLDRS(SM) Trust.

         The share amounts specified in the table on page 11 of the base prospectus shall be replaced with the following:


                                                                                     Share         Primary
                              Name of Company                         Ticker        Amounts    Trading Market
           ------------------------------------------------          --------      ---------  ----------------
           AmSouth Bancorporation                                      ASO              12          NYSE
           Bank One Corporation                                        ONE              33          NYSE
           BB&T Corporation                                            BBT              10          NYSE
           Comerica Incorporated                                       CMA               5          NYSE
           Fifth Third Bancorp                                         FITB           13.5         NASDAQ
           F1eetBoston Financial Corporation                           FBF              25          NYSE
           KeyCorp                                                     KEY              13          NYSE
           Marshall & Ilsley Corporation                                MI               3          NYSE
           Mellon Financial Corporation                                MEL              14          NYSE
           National City Corporation                                   NCC              18          NYSE
           Northern Trust Corporation                                  NTRS              7         NASDAQ
           State Street Corporation                                    STT              10          NYSE
           SunTrust Banks, Inc.                                        STI               9          NYSE
           Synovus Financial Corp.                                     SNV               8          NYSE
           The PNC Financial Services Group, Inc.                      PNC               9          NYSE
           U.S. Bancorp                                                USB           56.83          NYSE
           Wachovia Corporation                                         WB              41          NYSE
           Wells Fargo & Co.                                           WFC              24          NYSE

           ------------------

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2002.